                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             WILLCOX & GIBBS, INC.
               UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

    We the undersigned, being officers of Willcox & Gibbs, Inc., do hereby certify:

    1. The current name of the Corporation is Willcox & Gibbs, Inc. The original name was Willcox & Gibbs Sewing Machine Company.

    2. The Certificate of Incorporation of the Corporation was filed by the Department of State on the second day of March, 1866.

    3.  The Certificate of Incorporation is hereby amended as follows:

        a.  to change the name of the Corporation to Rexel, Inc.;

        b.  to change the purpose for which the Corporation was formed;

        c. to increase the number of authorized shares of Common Stock of the Corporation from 35,000,000 to 45,000,000;

        d. to delete the references to authorized shares of 600,000 par value $12 Preferred Stock of the Corporation, none of which are outstanding, and to change references of 2,000,000 par value $1 "Preference" stock to "Preferred" stock;

        e. to delete Article Fourth, which specifies that the Corporation shall have perpetual existence, and to redesignate Section D, Article Third as Article Fourth;

        f. to change the reference in Article Sixth from "principal place of business" to "office"; and

        g. to delete the provisions setting forth the terms of the Series A Junior Preference Stock and the Series B Junior Preference Stock, none of which is outstanding. The text of the Certificate of Incorporation, as so amended, is hereby restated to read in full as follows:

                                     FIRST:

    The corporate name of the Corporation is Rexel, Inc.

                                    SECOND:

    The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

                                     THIRD:

    The aggregate number of shares which the Corporation shall have authority to issue is forty-seven million (47,000,000), to consist of two million (2,000,000) shares of Preferred Stock having a par value of one dollar ($1) each and forty-five million (45,000,000) shares of Common Stock having a par value of one dollar ($1) each.

                               A. PREFERRED STOCK

    (1) The Preferred Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to the Board of Directors to establish and designate one or more series of Preferred Stock and to fix the variations in the relative rights, preferences and limitations of each such series, including, but not limited to, the following:

        (a) The number of shares to constitute such series and the designation of the shares of such series.

        (b) The dividends, if any, payable on such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or series of stock and whether such dividends shall be cumulative and, if so, from what dates.

        (c) Whether the shares of such series shall be subject to redemption by the Corporation or at the option of the holder or both and, if so, the times, prices and other terms and conditions of such redemption.

        (d) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof.

        (e) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series or any other securities and, if so, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

        (f) Whether the shares of such series shall have voting rights in addition to any voting rights provided by law and this Certificate of Incorporation and, if so, the terms of such voting rights, which may be general or limited.

        (g) The conditions, limitations or restrictions, if any, on payment of dividends or the making of distributions on, or the purchase, redemption or other acquisition of, any other stock, on the creation of indebtedness or on the issue or reissue of any additional stock.

        (h) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation.

    (2) Shares of any series of Preferred Stock which have been purchased, redeemed (whether through the operation of a purchase, retirement or sinking fund or otherwise) or otherwise reacquired by the Corporation or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or series or any other securities, which are cancelled by the Board of Directors, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance required by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, by this Certificate of Incorporation or by law.

                                B. COMMON STOCK

    (1) Each share of Common Stock shall have one vote and, except as provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock adopted by the Board of Directors as hereinabove provided, the exclusive voting power for all purposes shall be vested in the holders of Common Stock. The holders of Common Stock shall not have cumulative voting power.

    (2) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, and the amounts to which the holders of the Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation.

                                    FOURTH:

    Unless otherwise provided by the Board of Directors, no holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preemptive right (as such holder) to subscribe for or purchase any securities now or hereafter authorized by the Corporation, including without limitation any shares of stock of the Corporation of any class, any obligations or securities of the Corporation convertible into or exchangeable for such shares or any options, warrants or rights to acquire any of the foregoing.

                                     FIFTH:

    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

    (1) The number of directors of the Corporation (exclusive of directors (the "Preferred Stock Directors") who may be elected by the holders of any one or more series of Preferred Stock which may at any time be outstanding, voting separately as a class or classes) shall not be less than nine nor more than twelve, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the entire Board and to be fixed initially at nine.

    (2) The Board of Directors (exclusive of Preferred Stock Directors) shall be divided into three classes; with the term of office of one class expiring each year. At the annual meeting of stockholders in 1983, three directors of the first class shall be elected to hold office for a term expiring at the 1984 annual meeting, three directors of the second class shall be elected to hold office for a term expiring at the 1985 annual meeting and three directors of the third class shall be elected to hold office for a term expiring at the 1986 annual meeting. At each annual meeting commencing with the annual meeting of 1984, each class of directors whose term shall expire at the meeting shall be elected to hold office for a three year term and until the election and qualification of their respective successors in office. In case of any increase in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be as nearly equal as possible.

    (3) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office for cause or other reason shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office. Any director so chosen shall hold office until the next election of the class for which such director shall be elected and qualified (subject to any requirement of law specifically calling for an earlier vote of stockholders). No decrease in the number of directors shall shorten the term of any incumbent director.

    (4) Except as otherwise provided in Article THIRD of this certificate of incorporation with respect to the holders of any one or more series of Preferred Stock or as otherwise provided by law, special meetings of stockholders for any purpose or purposes shall be called solely by resolution of the Board of Directors, acting by not less than a majority of the entire Board, and the power of stockholders to call a special meeting is specifically denied. The place and notice of any special meeting shall be as set forth in the By-Laws. No business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting at a special meeting of stockholders.

    (5) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any director or the entire Board of Directors of the Corporation may be removed, but such removal shall be only for cause. At any annual meeting of the stockholders of the Corporation or at any special meeting of stockholders of the Corporation the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of stock of the Corporation entitled to vote thereon, by vote of a majority of the outstanding shares thereof, may remove such director or directors for cause.

    (6) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting except by unanimous written consent of all stockholders entitled to vote thereon, and the power of less than all such stockholders to consent in writing, without such a meeting, to the taking of any action is specifically denied.

    (7) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws), the affirmative vote of the holders of not less than 75 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (which shall mean 75% of the votes entitled to be cast by such shares) shall be required (i) to amend or repeal any provision of this Article FIFTH (including, without limitation, this section (7)) or (ii) to adopt any provision in this Certificate of Incorporation or the By-Laws of the Corporation which is inconsistent with any provision of this article FIFTH or (iii) in general, to adopt, amend or repeal any provision of the By-Laws of the Corporation relating to meetings of stockholders or directors (including, without limitation, voting or quorum requirements) or qualification, election or removal of directors or officers.

                                     SIXTH:

    The office of the Corporation shall be in the City of New York, in the County of New York, and State of New York.

                                    SEVENTH:

    The Secretary of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is c/o CT Corporation System, 1633 Broadway, New York, New York 10019.

                                    EIGHTH:

    The affirmative vote of the holders of not less than 75 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Related Person (as hereinafter defined); provided, however, that the 75 percent voting requirement shall not be applicable if:

    (1) A majority of the "Continuing Directors" (as hereinafter defined) of the Corporation (a) have expressly approved in advance the acquisition of outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person or (b) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or

    (2) The Business Combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions), as determined in good faith by a majority of the Continuing Directors, paid by the Related Person in acquiring any of its holdings of the Corporation's Common Stock.

For purposes of this Article EIGHTH:

        (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, or both, to a Related Person, (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary, (e) the issuance of any securities of the Corporation or a subsidiary to a Related Person, (f) any recapitalization that would have the effect of increasing the voting power of a Related Person, (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination and
    (h) any series of related transactions which, if taken together, would come within this definition of Business Combination.

        (ii) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on April 1, 1983 in Rule 12b-2 under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined on April 1, 1983 in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate ten percent or more of the outstanding Voting Stock of the Corporation, any Affiliate or Associate of any such individual, corporation, partnership or other person or entity and any assignee of any of the foregoing.

       (iii) The term "Substantial Part" shall mean more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the Continuing Directors, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

       (iv) Without limitation, any shares of Common Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

        (v) For the purposes of paragraph (2) of this Article EIGHTH, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

       (vi) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

       (vii) The term "Continuing Director" shall mean a Director who is not an Affiliate or Associate of the Related Person and who (a) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person or
    (b) is a successor of such a Director who is recommended to succeed such a Director by a majority of the Continuing Directors then on the Board.

    The affirmative vote of the holders of not less than 75 percent of the outstanding shares of Voting Stock of the Corporation shall be required to amend or repeal any provision of this Article EIGHTH (including, without limitation, this paragraph).

                                     NINTH:

    No director shall be personally liable to the Corporation or any shareholder for damages for any breach of duty in such capacity, except if a judgment or other final adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) the director's acts violated Section 719 of the Business Corporation Law of New York. If the Business Corporation Law of New York is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Law of New York, as so amended. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation or of any statute inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

    4. The amendments and restatement referred to herein were duly authorized by the vote of the Board of Directors of the Corporation, followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at the Corporation's Annual Meeting of Shareholders duly called and held on May 12, 1995.

    IN WITNESS WHEREOF, we have signed this Certificate on the 12th day of May, 1995, and we affirm that the statements contained herein are true under penalties of perjury.

                                           /s/ Alain Viry
                                           ------------------------------------
                                           President -- Alain Viry

                                           /s/ Jon O. Fullerton
                                           ------------------------------------
                                           Secretary -- Jon O. Fullerton

[SEAL]